Exhibit 99.1

News Release

For further information:

Hooper Holmes
Henry E. Dubois
President and CEO
(913) 764-1045

Investors: Andrew Berger
S.M. Berger & Company
(216) 464-6400

Hooper Holmes Announces New $7 million Credit Agreement

OLATHE, Kan., Monday, May 2, 2016 -- Hooper Holmes, Inc. (NYSE MKT:HH) announced that it has entered into a new $7 million credit facility agreement with SCM Specialty Finance Opportunities Fund, L.P., an affiliate of CNH Finance, L.P.

This agreement replaces the Company’s previous credit facility with ACF FinCo I LP, as assignee of Keltic Financial Partners II, LP, thereby eliminating the requirement of the Company to issue an additional warrant for the purchase of common stock valued at $1.25 million to SWK Funding LLC, the holder of the Company’s ongoing April 2015 term loan. Borrowings under the new agreement with SCM Specialty Finance will bear interest at a fluctuating rate that is equal to the Prime Rate plus 5.5%, with an effective rate which is economically equal to the prior agreement with ACF, inclusive of fees and other charges. The new credit facility will be available for general corporate purposes and growth initiatives.

Henry Dubois, President and CEO of Hooper Holmes commented, "As we have discussed, one of our key initiatives has been to improve our capital structure. We have made great strides in doing that since the beginning of the year by raising new equity through our successful Rights Offering, bringing in new capital from an affiliate of Kanon Ventures, repaying principal under our term loan, and establishing this new financing relationship. This new credit facility with SCM, which has the same total cost of funds as our prior agreement with ACF, eliminates the need to issue warrants that would have represented an estimated 7% dilution to our shareholders. We look forward to working with SCM as we execute against our growth-oriented business plan."

About Hooper Holmes

Hooper Holmes mobilizes a national network of health professionals to provide on-site health screenings, laboratory testing, risk assessment and sample collection services to wellness and disease management companies, employers and brokers, government organizations and academic institutions nationwide. Under the Accountable Health Solutions brand, the Company combines smart technology, healthcare and behavior change expertise to offer comprehensive health and wellness programs that improve health, increase efficiencies and reduce healthcare delivery costs.

More information is available at hooperholmes.com and at accountablehealthsolutions.com.

This press release contains “forward-looking” statements, as such term is defined in the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations and beliefs and are subject to a number of risks, uncertainties and assumptions. Among the important factors that could cause actual results to differ materially from those expressed in, or implied by, these forward-looking statements are risks related to customer concerns about our financial health, our liquidity, uncertainty as to our working capital requirements over the next 12 to 24 months, our ability to maintain compliance with the financial covenants contained in our credit facility and term loan, declines in our business, our competition, and our ability to retain and grow our customer base and its related impact on revenue, our ability to recognize operational efficiencies and reduce costs, and our ability to realize the expected benefits from the acquisition of Accountable Health Solutions and our strategic alliance with Clinical Reference Laboratory. Additional information about these and other factors that could affect the Company’s business is set forth in the Company’s annual report on Form 10-K for the year ended December 31, 2015, filed with the Securities and Exchange Commission on March 30, 2016. The Company undertakes no obligation to update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this press release to reflect the occurrence of unanticipated events, except as required by law.

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